UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2018
 Date of Report (Date of earliest event reported)

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 23, 2018, 8x8, Inc. (the "Company"), as tenant, entered into a lease with CAP Phase I, a Delaware limited liability company (the "Landlord"), as landlord, to rent approximately 162,000 square feet of office space in a five-story office building located at 1143 Coleman Avenue, San Jose, CA 95110. The building is being constructed as part of the first phase of a development project known as the Coleman Highline. The Company plans to move all employees from its two existing offices in San Jose to this new location during the fourth quarter of the Company's 2019 fiscal year, at which time the location is expected to become the Company's new corporate headquarters.

The lease is for a 132-month term beginning on January 1, 2019 or such earlier date on which the Company first commences to conduct business on the premises. The Company has the option to extend the lease for one additional five-year term, on substantially the same terms and conditions as the prior term but with the base rent rate adjusted to fair market value at that time. The Company also has a right of first offer to lease up to one full floor in the second building of the Coleman Highline project, subject to certain limitations.

Base rent is approximately $512,000 per month for the first 12 months of the lease, and the rate increases 3% on each anniversary of the lease commencement date, with base rent for the final 12 months of the lease being approximately $688,000 per month. The Company is entitled to full rent abatement during the first 10 months of the lease term and 50% rent abatement during the next four months of the lease term. The Company is also responsible for paying its proportionate share of building and common area operating expenses, property taxes and insurance costs.

The Company is entitled to a one-time tenant improvement allowance of approximately $13.3 million, the full amount of which must be used within 12 months of the lease commencement date. The Company is also entitled to a lesser amount of additional allowances, with additional usage restrictions on these funds.

The Company has procured a standby letter of credit in the amount of $8.1 million for the benefit of the Landlord, which may be drawn down in the event the Company defaults in the payment of its obligations under the lease. The amount subject to the letter of credit may be reduced after the 37th and 91st month anniversaries of the rent commencement date, respectively, subject to the Company's satisfying certain financial requirements, but shall in no event be less than approximately $2.0 million.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018

8X8, INC.

By: /s/ Mary Ellen Genovese

Mary Ellen Genovese
Chief Financial Officer and Secretary

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